NEWS RELEASE

	Contacts:	Randy Frapart, CFO
US Dataworks, Inc.
281-504-8026
FOR IMMEDIATE RELEASE
Ken Dennard, Managing Partner
Dennard Rupp Gray & Lascar, LLC
ksdennard@drg-l.com
713-529-6600

US DATAWORKS ANNOUNCES FISCAL 2011 FOURTH QUARTER RESULTS

Conference call at 11:00 a.m. eastern today

SUGAR LAND, TX – July 13, 2011 – US Dataworks, Inc. (OTC Bulletin Board: UDWK), a leader in payment processing solutions, today announced its financial results for its 2011 fiscal fourth quarter ended March 31, 2011.

Revenue for the fourth quarter of fiscal 2011 was $2.1 million compared to revenue of $2.1 million for the third quarter of fiscal 2011 and revenue of $1.6 million for the fourth quarter of fiscal 2010.

Net income for the fourth quarter of fiscal 2011 was $116,000, or $0.00 per diluted share, compared to net income of $224,000, or $0.01 per diluted share, for the third quarter of fiscal 2011 and a net loss of ($515,000) or ($0.02) per diluted share, for the fourth quarter of fiscal 2010.

Charles E. Ramey, Chairman and CEO of US Dataworks, commented, “We believe that the payments industry is on the cusp of a paradigm shift on how payments solutions will be sold, implemented, and supported going forward.  This paradigm shift is delivering mission critical business solutions via Software as a Service (SAAS) approach or in a cloud environment.  US Dataworks, with Clearingworks®, is the solution with its four pillars of ClearPayments™, ClearDeposits™, ClearReturns™ and ClearInsights™. With our new cloud-based offering, the same enterprise class Clearingworks service is now available to small-to-mid sized entities that want to process smaller volumes of payments each month, thousands as opposed to millions, through the cloud.”

Mr. Ramey continued, “We have recently partnered with OptimizedNow to augment our cloud computing sales force and formally launch our multi-channel marketing program for Clearingworks®, including putting a highly-structured insides sales team and sales process in place.  With this partnership, we now provide a high-touch, proactive buying experience that cost-effectively drives qualified buyers to our solutions which we believe will drive significant growth over the next 3 to 5 years.”

Mr. Ramey continued, “As we execute on this platform transition to address this huge market opportunity, we have formulated new metrics to measure our on-demand progress internally for this new business model.  These metrics include: Unique Site Visitors; Outbound Calls; Webinars Registered; Webinar Attendees; one-on-one Demos Scheduled; one-on-one Demos Completed; Proposals Sent; Contracts Sent; Contracts Signed; and Monthly Recurring Revenue Closed. Additionally, we are measuring our inside sales teams by their assigned territory pipeline shape, velocity, and yield performance.”

“Over the course of fiscal 2012, we are excited to begin accumulating significant statistical data all from these new metrics to be able to discuss those that are the most meaningful and useful for investors.  As we have shared in the past, Gartner, a leading information and technology research and advisory company, expects this market to become $6.0 billion by 2016 with a compound annual growth rate of 54%.  And we expect to get our fair share as the first-to-market leader,” concluded Ramey.

Conference Call Information

US Dataworks’ management has scheduled a conference call to review fourth quarter results today at 11:00 a.m. Eastern time, 10:00 a.m. Central time.  To listen to the call, dial (480) 629-9637 at least 10 minutes before the call begins and ask for the US Dataworks’ conference call.  A brief slide presentation will accompany the call and can be viewed by accessing the webcast on the Company’s website.  A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until July 20, 2011.  To access the replay, dial (303) 590-3030 using a pass code of 4457042#

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.usdataworks.com.  To listen to the live call on the web, please visit the Company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, an archive will be available shortly after the call.

Additional information about Clearingworks as well as US Dataworks can be found on the company’s website at www.clearingworks.com.

About US Dataworks
US Dataworks offers on-demand payment processing services with proven enterprise-class payment, deposit, returns processing, and powerful payment analytic tools.  US Dataworks is a trusted payments provider to utilities, telecommunications providers, content providers, financial institutions and government agencies.

Certain statements made in this press release (other than the historical information contained herein) constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectations relative to our on-demand cloud computing platform.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to repay or refinance our debt,  our ability to realize the anticipated benefits from our business initiatives, and other risks detailed from time to time in our SEC reports  including our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 to be filed with the SEC today.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

– Tables to Follow –

US DATAWORKS, INC.
BALANCE SHEETS

	March 31, 2011	March 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$44,096	$444,542
Accounts receivable, trade	1,019,579	1,059,825
Prepaid expenses and other current assets	387,548	307,653
Total current assets	1,451,223	1,812,020
Property and equipment, net	240,500	169,796
Goodwill, net	4,020,698	4,020,698
Other assets	70,109	90,835

Total assets	$5,782,530	$6,093,349

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$663,667	$350,972
Accounts payable	582,304	235,077
Accrued expenses	79,557	246,558
Accrued interest – related parties	87,299	30,162
Deferred revenue	688,340	781,330
Total current liabilities	2,101,167	1,644,099

Long term Liabilities:
Notes payable	165,157	638,889
Notes payable – related parties, net of unamortized discount at March 31, 2011 and 2010 of $409,302 and $543,736, respectively	2,682,943	2,548,509
Total long term liabilities	2,848,100	3,187,398
Total liabilities	4,949,267	4,831,497

Commitments and contingencies

Stockholders’ equity:

Convertible Series B preferred stock, $0.0001 par value; 700,000 shares authorized; 109,933 shares issued and outstanding; $3.75 liquidation preference, dividends of $417,444 and $376,312 in arrears as of March 31, 2011 and 2010, respectively	11	11
Common stock, $0.0001 par value; 90,000,000 shares authorized; 33,318,842 and 33,103,951 shares issued and outstanding as of March 31, 2011 and 2010, respectively	3,331	3,310
Additional paid-in capital	66,548,488	66,369,315
Accumulated deficit	(65,718,567)	(65,110,784)

Total stockholders’ equity	833,263	1,261,852

Total liabilities and stockholders’ equity	$5,782,530	$6,093,349

US DATAWORKS, INC.
STATEMENTS OF OPERATIONS

For the years ended March 31, 2011 and 2010

	2011	2010

Revenues:
Software transactional and subscription revenues	$2,316,170	$2,025,794
Software licensing revenues	537,277	—
Software maintenance revenues	621,731	819,897
Professional services revenues	3,740,785	5,055,030
Software resale revenue	59,555	30,977

Total revenues	7,275,518	7,931,698

Cost of revenues	2,503,022	2,822,679

Gross profit	4,772,496	5,109,019

Operating expenses:
Research and development	969,154	886,556
Sales and marketing	921,926	947,201
General and administrative	2,846,581	2,803,220
Depreciation and amortization	124,795	149,074

Total operating expenses	4,862,456	4,786,051

Income (loss) from operations	(89,960)	322,968

Other (expense) income:
Financing costs – related parties	(5,181)	(242,175)
Interest expense	(25,159)	(178,411)
Interest expense – related parties	(489,558)	(521,844)
Other Income	2,075	241

Total other expense	(517,823)	(942,189)

Net loss	$(607,783)	$(619,221)

Basic loss per share	$(0.02)	$(0.02)

Diluted loss per share	$(0.02)	$(0.02)

Basic weighted-average shares outstanding	33,229,667	32,938,983

Diluted weighted-average shares outstanding	33,229,667	32,938,983

US DATAWORKS, INC.
INCOME STATEMENT DATA
Non-GAAP Reconciliations
For the year ended March 31, 2011 and March 31, 2010

	2011	2010
Reconciliation of Adjusted EBITDA (See Note 1)
Net loss	$(607,783)	$(619,221)
Depreciation and amortization (incl. loss on disposal of assets)	124,795	149,074
Stock based compensation expense	113,194	253,991
Other (income) expense	517,823	942,189
Adjusted EBITDA (See Note 1)	$148,029	$726,033

Reconciliation of EBITDA margin
Revenue	$7,275,518	$7,931,698
Adjusted EBITDA	$148,029	$726,033
Margin %	2%	9%

Note 1:
Adjusted EBITDA is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, and equity compensation expense. We use Adjusted EBITDA as a supplemental financial measure to assess (i) our operating and financial performance without regard to the structure of our financing or the historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments.  Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial measures presented in accordance with GAAP, including net income, operating income and cash flow from operating activities.  Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax payment requirements and income tax accruals.  In addition, companies in our industry may define Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.